Exhibit 99.1

VIPER ENERGY, INC., A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS SECOND QUARTER 2025 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, August 4, 2025 (GLOBE NEWSWIRE) -- Viper Energy, Inc., (NASDAQ:VNOM) (“Viper” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback”), today announced financial and operating results for the second quarter ended June 30, 2025.

SECOND QUARTER HIGHLIGHTS
•Q2 2025 average production of 41,615 bo/d (79,286 boe/d)
•Q2 2025 consolidated net income (including non-controlling interest) of $84 million; net income attributable to Viper of $37 million, or $0.28 per Class A common share
•Q2 2025 cash available for distribution to Viper’s Class A common shares (as defined and reconciled below) of $97 million, or $0.74 per Class A common share
•Declared Q2 2025 base cash dividend of $0.33 per Class A common share; implies a 3.6% annualized yield based on the August 1, 2025 Class A common share closing price of $36.60
•Declared Q2 2025 variable cash dividend of $0.20 per Class A common share; total base-plus-variable dividend of $0.53 per Class A common share implies a 5.8% annualized yield based on the August 1, 2025 Class A common share closing price of $36.60
•During the second quarter of 2025, repurchased 255,843 shares of the Company’s Class A common stock for an aggregate purchase price of approximately $10 million, excluding excise tax (average price of $37.99 per Class A common share)
•Total Q2 2025 return of capital to Class A shareholders of $73 million, or $0.56 per Class A common share, represents 75% of cash available for distribution
•302 total gross (6.5 net 100% royalty interest) horizontal wells turned to production on Viper’s acreage during Q2 2025 with an average lateral length of 12,846 feet
•As previously announced, on May 1, 2025, closed the drop down transaction, whereby Viper Energy Partners LLC (the “OpCo”), the Company’s operating subsidiary, acquired all of the equity interests of certain mineral and royalty subsidiaries of Diamondback for consideration of $1.0 billion of cash and 69.6 million limited liability company units of OpCo and an equivalent number of shares of the Company’s Class B common stock (the “Drop Down”)

RECENT EVENTS AND FORWARD OUTLOOK
•As previously announced, on June 3, 2025, entered into a definitive agreement whereby Viper will acquire Sitio Royalties Corp. (“Sitio”) in an all-equity transaction valued at approximately $4.1 billion (the “Sitio Acquisition”); subject to approval by Sitio’s shareholders and the satisfaction or waiver of other customary closing conditions

•As previously announced, on July 23, 2025, closed an offering of $500 million in aggregate principal amount of 4.900% senior notes that will mature on August 1, 2030 (“2030 Notes”) and $1.1 billion in aggregate principal amount of 5.700% senior notes that will mature on August 1, 2035 (“2035 Notes”)
•Initiating average daily production guidance for Q3 2025 of 46,000 to 49,000 bo/d (86,000 to 92,000 boe/d)
•Maintaining average daily production for the balance of 2025, after giving pro forma effect to the expected closing of the Sitio Acquisition, of 64,000 to 68,000 bo/d (122,000 to 130,000 boe/d); expect full year 2026 average production to increase by a mid-single digit percentage from these levels

“First, regarding our previously announced merger with Sitio: Sitio will be hosting their shareholder meeting to vote on a proposal to approve the merger on August 18, 2025. If approved by Sitio’s shareholders, we expect to close the merger shortly following the meeting,” stated Kaes Van’t Hof, Chief Executive Officer of Viper.

Mr. Van’t Hof continued, “Despite oil price volatility in the second quarter, Viper delivered strong oil production growth, both on an absolute and per share basis. We remain highly confident our organic growth trajectory will continue into 2026 at current prices, led by over 15% expected year over year growth in our Diamondback-operated net oil production. Our symbiotic relationship with Diamondback provides unmatched growth visibility, and accretive acquisitions, such as the Sitio Acquisition, only accelerate per share growth and increase longevity and durability.”

Mr. Van’t Hof further continued, “As announced with the Sitio Acquisition, our pro forma net and long-term debt target is $1.5 billion, which represents approximately 1.0x leverage at $50 WTI based on expected pro forma production levels. We are committed to maintaining a fortress balance sheet, but see $1.5 billion as the right amount of permanent leverage for Viper as a royalty business with limited costs and no capex. Therefore, in coming quarters, should net debt be at or below $1.5 billion, stockholders should expect us to return all excess cash up to 100% of cash available for distribution generated in a quarter.”

FINANCIAL UPDATE

Viper’s second quarter 2025 average unhedged realized prices were $63.64 per barrel of oil, $0.99 per Mcf of natural gas and $20.70 per barrel of natural gas liquids, resulting in a total equivalent realized price of $39.78/boe.

Viper’s second quarter 2025 average hedged realized prices were $62.85 per barrel of oil, $1.58 per Mcf of natural gas and $20.70 per barrel of natural gas liquids, resulting in a total equivalent realized price of $41.03/boe.

During the second quarter of 2025, the Company recorded total operating income of $297 million and consolidated net income (including non-controlling interest) of $84 million.

As of June 30, 2025, the Company had a cash balance of $28 million and total long-term debt outstanding (excluding debt issuance costs, discounts and premiums) of $1.1 billion, resulting in net debt (as defined and reconciled below) of $1.1 billion. Viper’s outstanding long-term debt as of June 30, 2025 consisted of $380 million in aggregate principal amount of its 5.375% Senior Notes due 2027 (“2027 Notes”), $400 million in aggregate principal amount of its 7.375% Senior Notes due 2031 (“2031 Notes”) and $325 million borrowings on its revolving credit facility, leaving approximately $1.2 billion available for future borrowings and approximately $1.2 billion of total liquidity.

During the second quarter of 2025, Viper repurchased approximately $50 million in aggregate principal amount of the Company’s 2027 Notes.

On July 23, 2025, OpCo completed its previously announced underwritten public offering (the “Notes Offering”) of $500 million in aggregate principal amount of the 2030 Notes and $1.1 billion in aggregate principal amount of the 2035 Notes. The price to the public was 99.902% of the principal amount for the 2030 Notes and 99.636% of the principal amount for the 2035 Notes. The net proceeds from the Notes Offering were approximately $1.58 billion. Concurrently, the Company and OpCo used a portion of the proceeds to redeem or satisfy and discharge, as applicable, $780 million in aggregate principal amount of the outstanding 2027 Notes and 2031 Notes, including accrued interest paid and redemption premiums. The Company and OpCo intend to use the remaining net proceeds (i) if the Sitio Acquisition is consummated, to redeem Sitio’s 7.875% senior notes due 2028, repay borrowings under Sitio’s revolving credit facility and pay any fees, costs and expenses related to the redemption or repayment of such debt, and (ii) for general corporate purposes.

SECOND QUARTER 2025 CASH DIVIDEND & CAPITAL RETURN PROGRAM

Viper announced today that the Company’s Board of Directors (the “Board”) declared a base cash dividend of $0.33 per Class A common share for the second quarter of 2025, payable on August 21, 2025 to Class A common shareholders of record at the close of business on August 14, 2025.

The Board also declared a variable cash dividend of $0.20 per Class A common share for the second quarter of 2025, payable on August 21, 2025 to Class A common shareholders of record at the close of business on August 14, 2025.

During the second quarter of 2025, Viper repurchased 255,843 shares of Class A common stock for an aggregate purchase price of approximately $10 million, excluding excise tax (average price of $37.99 per Class A common share). In total, since the initiation of Viper’s common stock repurchase program on November 9, 2020 through August 1, 2025, the Company has repurchased 13,700,426 shares of Class A common stock for an aggregate purchase price of approximately $326 million, excluding excise tax (average price of $23.76 per Class A common share). Future base and variable cash dividends and stock repurchases are at the discretion of the Board and are subject to a number of factors discussed in Viper’s reports filed with the U.S. Securities and Exchange Commission (“SEC”).

OPERATIONS UPDATE

During the second quarter of 2025, Viper estimates that 302 gross (6.5 net 100% royalty interest) horizontal wells with an average royalty interest of 2.2% were turned to production on its acreage position with an average lateral length of 12,846 feet. Of these 302 gross wells, Diamondback is the operator of 76 gross wells, with an average royalty interest of 5.5%, and the remaining 226 gross wells, with an average royalty interest of 1.0%, are operated by third parties.

As of June 30, 2025, Viper’s footprint of mineral and royalty interests was approximately 61,275 net royalty acres.

Our gross well information as of June 30, 2025 is as follows, unless otherwise specified:

	Diamondback Operated	Third-Party Operated	Total
Q2 2025 horizontal wells turned to production(1):
Gross wells	76	226	302
Net 100% royalty interest wells	4.2	2.3	6.5
Average percent net royalty interest	5.5%	1.0%	2.2%

Horizontal producing well count:
Gross wells	3,795	11,100	14,895
Net 100% royalty interest wells	238.2	164.6	402.8
Average percent net royalty interest	6.3%	1.5%	2.7%

Horizontal active development well count:
Gross wells	284	817	1,101
Net 100% royalty interest wells	15.5	14.1	29.6
Average percent net royalty interest	5.5%	1.7%	2.7%

Line of sight wells:
Gross wells	295	589	884
Net 100% royalty interest wells	22.8	10.2	33.0
Average percent net royalty interest	7.7%	1.7%	3.7%
(1) Average lateral length of 12,846 feet.

The 1,101 gross wells currently in the process of active development are those wells that have been spud and are expected to be turned to production within approximately the next six to eight months. Further in regard to the active development on Viper’s asset base, there are currently 69 gross rigs operating on Viper’s acreage, 11 of which are operated by Diamondback. The 884 line-of-sight wells are those that are not currently in the process of active development, but for which Viper has reason to believe that they will be turned to production within approximately the next 15 to 18 months. The expected timing of these line-of-sight wells is based primarily on permitting by third-party operators or Diamondback’s current expected completion schedule. Existing permits or active development of Viper’s royalty acreage does not ensure that those wells will be turned to production.

GUIDANCE UPDATE

Below is Viper’s guidance for the full year 2025, as well as average production guidance for Q3 2025. This guidance does not take into account the pending Sitio Acquisition.

Viper Energy, Inc.

Q3 2025 Net Production - Mbo/d	46.0 - 49.0
Q3 2025 Net Production - Mboe/d	86.0 - 92.0
Full Year 2025 Net Production - Mbo/d	41.0 - 43.5
Full Year 2025 Net Production - Mboe/d	76.5 - 81.5

Unit costs ($/boe)
Depletion	$16.50 - $17.50
Cash G&A	$0.80 - $1.00
Non-Cash Share-Based Compensation	$0.10 - $0.20
Net Interest Expense	$2.00 - $2.50

Production and Ad Valorem Taxes (% of Revenue)	~7%
Cash Tax Rate (% of Pre-Tax Income Attributable to the Company)(1)	21% - 23%
Q3 2025 Cash Taxes ($ - million)(2)	$13 - $18
(1)Pre-tax income attributable to the Company is reconciled below.
(2)Attributable to the Company.

CONFERENCE CALL

Viper will host a conference call and webcast for investors and analysts to discuss its results for the second quarter of 2025 on Tuesday, August 5, 2025 at 10:00 a.m. CT. Access to the live audio-only webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Viper’s website at www.viperenergy.com under the “Investor Relations” section of the site.

About Viper Energy, Inc.

Viper is a corporation formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on owning and acquiring mineral and royalty interests in oil-weighted basins, primarily the Permian Basin in West Texas. For more information, please visit www.viperenergy.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions that could cause the results to differ materially from such statements. All statements, other than statements of historical fact, including statements regarding Viper’s: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which Viper has mineral and royalty interests, developmental activity by other operators; reserve estimates and Viper’s ability to replace or increase reserves; the anticipated benefits from the Sitio Acquisition or other strategic transactions (including the Drop Down or any other acquisitions or divestitures); and plans and objectives (including Diamondback’s plans for developing Viper’s acreage and Viper’s cash dividend policy and common stock repurchase program) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Viper are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Viper believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond its control. Accordingly, forward-looking statements are not guarantees of Viper’s future performance and the actual outcomes could differ materially from what Viper expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: the risk associated with Sitio’s ability to obtain the approvals of its stockholders required to consummate the Sitio Acquisition; risks related to the timing of the closing of the Sitio Acquisition, including the risk that the conditions to the Sitio Acquisition are not satisfied on a timely basis or at all or the failure of the Sitio Acquisition to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the post-combination company’s ability to successfully integrate Viper’s and Sitio’s businesses and technologies; the risk that the expected benefits and synergies of the Sitio Acquisition may not be fully achieved in a timely manner, or at all; unanticipated difficulties or expenditures relating to the Sitio Acquisition, the response of business partners and retention as a result of the announcement and pendency of the Sitio Acquisition; uncertainty as to the long-term value of the post-combination company’s common stock; the diversion of Viper’s and Sitio’s management’s time on transaction-related matters; changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases, and any related company or government policies or actions; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the conflicts in the Middle East or other regions on the global energy markets and geopolitical stability; instability in the financial sector; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production on Viper’s mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Viper’s periodic filings with the SEC, including its Forms 10-K, 10-Q and 8-K, and other filings Viper makes with the SEC, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov.

In light of these factors, the events anticipated by Viper’s forward-looking statements may not occur at the time anticipated or at all. Moreover, new risks emerge from time to time. Viper cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Viper does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Additional Information and Where to Find It

In connection with the Sitio Acquisition, New Cobra Pubco, Inc. (“New Viper”) has filed with the SEC a registration statement on Form S-4, which includes a proxy statement of Sitio, an information statement of Viper and a prospectus of New Viper. Viper, Sitio and New Viper may also file other documents with the SEC regarding the Sitio Acquisition. The registration statement has been declared effective by the SEC. A definitive joint information statement/proxy statement/prospectus has been mailed to the stockholders of Viper and Sitio. This communication is not a substitute for the registration statement and joint information statement/proxy statement/prospectus or any other documents that Viper, Sitio or New Viper may file with the SEC or send to stockholders of Viper or Sitio in connection with the Sitio Acquisition. INVESTORS AND STOCKHOLDERS OF SITIO AND VIPER ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS

AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SITIO ACQUISITION AND RELATED MATTERS. Investors and stockholders may obtain free copies of the registration statement and the joint information statement/proxy statement/prospectus and all other documents filed or that will be filed with the SEC by Viper, Sitio or New Viper, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Viper, Sitio, New Viper and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Sitio stockholders in connection with the Sitio Acquisition. Information regarding the directors and executive officers of Viper, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Viper’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal 1: Election of Directors”, “Executive Officers”, “Compensation Discussion and Analysis”, “Compensation Tables”, “Stock Ownership” and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on April 10, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1602065/000119312525077960/d884560ddef14a.htm, and (ii) to the extent holdings of Viper’s securities by its directors or executive officers have changed since the amounts set forth in Viper’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001602065&type=&dateb=&owner=only&count=40&search_text=.

Information regarding the directors and executive officers of Sitio, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Sitio’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal 1 - Election of Directors”, “Executive Officers”, “Security Ownership of Certain Beneficial Owners and Management”, “Certain Relationships and Interested Transactions”, “Compensation Discussion and Analysis”, “Summary Compensation Table” and “2024 Director Compensation”, which was filed with the SEC on March 28, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1949543/000162828025015343/str-20250328.htm, and (ii) to the extent holdings of Sitio’s securities by its directors or executive officers have changed since the amounts set forth in Sitio’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=1949543&type=&dateb=&owner=only&count=40&search_text=.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint information statement/proxy statement/prospectus and other relevant materials filed or to be filed with the SEC. You may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, pursuant to the Sitio Acquisition or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Viper Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except par values and share data)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$28	$27
Royalty income receivable (net of allowance for credit losses)	203	149
Royalty income receivable—related party	189	31
Income tax receivable	2	2
Derivative instruments	15	18
Prepaid expenses and other current assets	6	11
Total current assets	443	238
Property:
Oil and natural gas interests, full cost method of accounting ($3,873 and $2,180 excluded from depletion at June 30, 2025 and December 31, 2024, respectively)	10,560	5,713
Land	6	6
Accumulated depletion and impairment	(1,272)	(1,081)
Property, net	9,294	4,638
Deferred income taxes (net of allowances)	42	185
Other assets	9	8
Total assets	$9,788	$5,069
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable—related party	$—	$2
Accrued liabilities	66	43
Derivative instruments	2	2
Income taxes payable	4	2
Total current liabilities	72	49
Long-term debt, net	1,098	1,083
Derivative instruments	7	—
Other long-term liabilities	—	30
Total liabilities	1,177	1,162
Stockholders’ equity:
Class A Common Stock, $0.000001 par value: 1,000,000,000 shares authorized; 131,067,235 shares issued and outstanding as of June 30, 2025 and 102,977,142 shares issued and outstanding as of December 31, 2024	—	—
Class B Common Stock, $0.000001 par value: 1,000,000,000 shares authorized; 157,458,390 shares issued and outstanding as of June 30, 2025 and 85,431,453 shares issued and outstanding as of December 31, 2024	—	—
Additional paid-in capital	3,350	1,569
Retained earnings (accumulated deficit)	70	118
Total Viper Energy, Inc. stockholders’ equity	3,420	1,687
Non-controlling interest	5,191	2,220
Total equity	8,611	3,907
Total liabilities and stockholders’ equity	$9,788	$5,069

Viper Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except per share amounts, shares in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating income:
Oil income	$241	$194	$442	$371
Natural gas income	10	1	25	8
Natural gas liquids income	36	20	64	41
Royalty income	287	215	531	420
Lease bonus income	10	1	11	1
Total operating income	297	216	542	421
Costs and expenses:
Production and ad valorem taxes	21	16	38	30
Depletion	124	48	191	95
General and administrative expenses—related party	3	2	7	4
General and administrative expenses	4	2	6	5
Transaction expenses	10	—	10	—
Total costs and expenses	162	68	252	134
Income (loss) from operations	135	148	290	287
Other income (expense):
Interest expense, net	(15)	(18)	(28)	(38)
Gain (loss) on derivative instruments, net	(29)	5	3	(2)
Total other income (expense), net	(44)	(13)	(25)	(40)
Income (loss) before income taxes	91	135	265	247
Provision for (benefit from) income taxes	7	12	28	25
Net income (loss)	84	123	237	222
Net income (loss) attributable to non-controlling interest	47	66	125	122
Net income (loss) attributable to Viper Energy, Inc.	$37	$57	$112	$100

Net income (loss) attributable to common shares:
Basic	$0.28	$0.62	$0.89	$1.12
Diluted	$0.28	$0.62	$0.89	$1.12
Weighted average number of common shares outstanding:
Basic	131,107	91,424	126,045	89,480
Diluted	131,156	91,424	126,160	89,570

Viper Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$84	$123	$237	$222
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for (benefit from) deferred income taxes	(5)	(1)	(6)	(2)
Depletion	124	48	191	95
(Gain) loss on derivative instruments, net	29	(5)	(3)	2
Net cash receipts (payments) on derivatives	3	1	12	(2)
Other	3	1	4	3
Changes in operating assets and liabilities:
Royalty income receivable	(57)	—	(54)	(23)
Royalty income receivable—related party	2	(2)	(8)	(32)
Accounts payable and accrued liabilities	(3)	(10)	(7)	(5)
Accounts payable—related party	(2)	—	(2)	(1)
Income taxes payable	(13)	(12)	2	—
Other	7	1	7	2
Net cash provided by (used in) operating activities	172	144	373	259
Cash flows from investing activities:
Acquisitions of oil and natural gas interests—related party	(759)	—	(981)	—
Acquisitions of oil and natural gas interests	(15)	(8)	(279)	(29)
Proceeds from sale of oil and natural gas interests	—	89	—	90
Net cash provided by (used in) investing activities	(774)	81	(1,260)	61
Cash flows from financing activities:
Proceeds from borrowings under credit facility	445	5	740	95
Repayment on credit facility	(120)	(101)	(676)	(181)
Repayment of Notes	(50)	—	(50)	—
Net proceeds from public offering	—	—	1,232	—
Repurchases under share buyback program	(10)	—	(10)	—
Dividends to stockholders	(75)	(54)	(160)	(98)
Dividends to Diamondback	(109)	(60)	(168)	(127)
Dividends to other non-controlling interest	(8)	—	(17)	—
Other	(3)	—	(3)	—
Net cash provided by (used in) financing activities	70	(210)	888	(311)
Net increase (decrease) in cash and cash equivalents	(532)	15	1	9
Cash, cash equivalents and restricted cash at beginning of period	560	20	27	26
Cash, cash equivalents and restricted cash at end of period	$28	$35	$28	$35

Viper Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Production Data:
Oil (MBbls)	3,787	2,818	2,398
Natural gas (MMcf)	10,132	7,221	5,631
Natural gas liquids (MBbls)	1,739	1,142	983
Combined volumes (Mboe)(1)	7,215	5,164	4,320

Average daily oil volumes (bo/d)	41,615	31,311	26,352
Average daily combined volumes (boe/d)	79,286	57,378	47,473

Average sales prices:
Oil ($/Bbl)	$63.64	$71.33	$81.04
Natural gas ($/Mcf)	$0.99	$2.08	$0.20
Natural gas liquids ($/Bbl)	$20.70	$24.52	$20.35
Combined ($/boe)(2)	$39.78	$47.25	$49.88

Oil, hedged ($/Bbl)(3)	$62.85	$70.26	$80.24
Natural gas, hedged ($/Mcf)(3)	$1.58	$3.74	$0.64
Natural gas liquids ($/Bbl)(3)	$20.70	$24.54	$20.35
Combined price, hedged ($/boe)(3)	$41.03	$48.99	$50.00

Average Costs ($/boe):
Production and ad valorem taxes	$2.91	$3.29	$3.52
General and administrative - cash component	0.69	0.97	0.84
Total operating expense - cash	$3.60	$4.26	$4.36

General and administrative - non-cash stock compensation expense	$0.28	$0.19	$0.19
Interest expense, net	$2.08	$2.52	$4.32
Depletion	$17.19	$12.97	$11.19
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Realized price net of all deducts for gathering, transportation and processing.
(3)Hedged prices reflect the impact of cash settlements of our matured commodity derivative transactions on our average sales prices.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP (as defined below) financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income (loss) attributable to the Company, plus net income (loss) attributable to non-controlling interest (“net income (loss)”) before interest expense, net, non-cash share-based compensation expense, depletion, non-cash (gain) loss on derivative instruments, (gain) loss on extinguishment of debt, if any, transaction expenses and other non-cash or non-recurring operating expenses, if any, and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles (“GAAP”). Management believes Adjusted EBITDA is useful because it allows them to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance or liquidity presented as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA.

Viper defines cash available for distribution to the Company’s shareholders generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for income taxes payable for the current period, debt service, contractual obligations, fixed charges and reserves for future operating or capital needs that the Board may deem appropriate, lease bonus income, net of tax, and an adjustment for changes in ownership interests that occurred subsequent to the quarter, if any. Management believes cash available for distribution is useful because it allows them to more effectively evaluate Viper’s operating performance excluding the impact of non-cash financial items and short-term changes in working capital. Viper’s computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts. Viper further defines cash available for variable dividends as at least 75 percent of cash available for distribution less base dividends declared and repurchased shares as part of its share buyback program for the applicable quarter.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) to the non-GAAP financial measures of Adjusted EBITDA, cash available for distribution and cash available for variable dividends:

Viper Energy, Inc.
(unaudited, in millions, except per share data)

Three Months Ended June 30, 2025
Net income (loss) attributable to Viper Energy, Inc.	$37
Net income (loss) attributable to non-controlling interest	47
Net income (loss)	84
Interest expense, net	15
Non-cash share-based compensation expense	2
Depletion	124
Non-cash (gain) loss on derivative instruments	32
Transaction expenses	10
Provision for (benefit from) income taxes	7
Consolidated Adjusted EBITDA	274
Less: Adjusted EBITDA attributable to non-controlling interest	154
Adjusted EBITDA attributable to Viper Energy, Inc.	$120

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Income taxes payable for the current period	$(10)
Debt service, contractual obligations, fixed charges and reserves	(10)
Lease bonus income, net of tax	(3)
Cash available for distribution to Viper Energy, Inc. shareholders	$97

	Three Months Ended June 30, 2025
	Amounts	Amounts Per Common Share
Reconciliation to cash available for variable dividends:
Cash available for distribution to Viper Energy, Inc. shareholders	$97	$0.74

Return of Capital	$73	$0.56
Less:
Base dividend	43	0.33
Repurchased shares as part of share buyback(1)	5	0.03
Cash available for variable dividends	$25	$0.20

Total approved base and variable dividend per share		$0.53

Class A common stock outstanding		131,067
(1) Reflects amounts attributable to the common stockholders’ ownership interest in Viper Energy, Inc.

The following table presents a reconciliation of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of pre-tax income attributable to the Company. Management believes this measure is useful to investors given it provides the basis for income taxes payable by Viper, which is an adjustment to reconcile Adjusted EBITDA to cash available for distribution to holders of the Company’s Class A common stock.

Viper Energy, Inc.
Pre-tax income attributable to Viper Energy, Inc.
(unaudited, in millions)

Three Months Ended June 30, 2025

Income (loss) before income taxes	$91
Less: Net income (loss) attributable to non-controlling interest	47
Pre-tax income attributable to Viper Energy, Inc.	$44

Income taxes payable for the current period	$10
Effective cash tax rate attributable to Viper Energy, Inc.	22.7%

Adjusted net income (loss) is a non-GAAP financial measure equal to net income (loss) attributable to the Company plus net income (loss) attributable to non-controlling interest adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, if any, transaction expenses and other non-cash or non-recurring operating expenses, if any, and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company’s performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to the Company to the non-GAAP financial measure of adjusted net income (loss):

Viper Energy, Inc.
Adjusted Net Income (Loss)
(unaudited, in millions, except per share data)

	Three Months Ended June 30, 2025
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Viper Energy, Inc. (1)	$37	$0.28
Net income (loss) attributable to non-controlling interest	47	0.36
Net income (loss)(1)	84	0.64
Non-cash (gain) loss on derivative instruments, net	32	0.24
Transaction expenses	10	0.08
Adjusted income excluding above items(1)	126	0.96
Income tax adjustment for above items	(3)	(0.02)
Adjusted net income (loss)(1)	123	0.94
Less: Adjusted net income (loss) attributed to non-controlling interests	69	0.53
Adjusted net income (loss) attributable to Viper Energy, Inc. (1)	$54	$0.41

Weighted average number of common shares outstanding:
Basic		131,107
Diluted		131,156
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of Class A common shares and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to the Company, (ii) less any reallocation of earnings attributable to participating securities, and (iii) divided by diluted weighted average Class A common shares outstanding.

RECONCILIATION OF LONG-TERM DEBT TO NET DEBT

The Company defines the non-GAAP measure of net debt as debt (excluding debt issuance costs, discounts and premiums) less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

	June 30, 2025	Net Q2 Principal Borrowings/(Repayments)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(in millions)
Total long-term debt(1)	$1,105	$275	$830	$1,091	$831	$1,007
Cash and cash equivalents	(28)		(560)	(27)	(169)	(35)
Net debt	$1,077		$270	$1,064	$662	$972
(1) Excludes debt issuance costs, discounts & premiums.

Derivatives

As of the date of this news release, the Company had the following outstanding derivative contracts. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	FY 2027
Deferred Premium Puts - WTI (Cushing)	25,000	40,000	18,000	—	—	—	—
Strike	$55.00	$55.00	$55.00	$—	$—	$—	$—
Premium	$(1.57)	$(1.70)	$(1.79)	$—	$—	$—	$—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	FY 2027
Costless Collars - Henry Hub	60,000	60,000	60,000	60,000	60,000	60,000	—
Floor	$2.50	$2.50	$2.75	$2.75	$2.75	$2.75	$—
Ceiling	$4.93	$4.93	$6.64	$6.64	$6.64	$6.64	$—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	FY 2027
Natural Gas Basis Swaps - Waha Hub	60,000	60,000	80,000	80,000	80,000	80,000	40,000
Swap Price	$(1.00)	$(1.00)	$(1.61)	$(1.61)	$(1.61)	$(1.61)	$(1.40)

Investor Contact:

Chip Seale
+1 432.247.6218
cseale@viperenergy.com

Source: Viper Energy, Inc.; Diamondback Energy, Inc.